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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-04351) pertaining to the NOVA Corporation 1991 Employees Stock Option and Stock Appreciation Rights Plan and the NOVA Corporation 1996 Employees Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-64683) pertaining to the NOVA Corporation 1996 Employees Stock Incentive Plan and NOVA Corporation Directors Stock Option Plan and the Registration Statement (Form S-8 No. 333-64681) pertaining to the PMT Services, Inc. 1997 Nonqualified Stock Option Plan, 1994 Non-Employee Director Stock Option Plan and 1994 Incentive Stock Plan of our report dated February 19, 1999 with respect to the consolidated financial statements and schedule of NOVA Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998.


                                        /s/ Ernst & Young LLP

Atlanta, Georgia
April 22, 1999